UNITED STATES SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 27, 2009

AYERS EXPLORATION INC.

(Exact name of registrant as specified in its charter)

Nevada

(State or other jurisdiction of incorporation)

000-152991

(Commission File Number)

N/A

(IRS Employer Identification No.)

6 Harston Avenue, Mosman Sydney Australia 2088

(Address of principal executive offices and Zip Code)

1 411-199-319

Registrant's telephone number, including area code

Item 1.01. Entry into Material Definitive Agreement

On October 27, 2009, we entered into a Property Option Agreement with Wilpena Resources Ltd. Pty. Under the terms of the agreement, we have received an exclusive option to acquire an undivided 100% interest in the mining claim known as the Wilpena Property situated in central Queensland, Australia. In consideration of the option, we have issued 45,000 common shares to Wilpena Resources Ltd. Pty. In addition we will incur expenditures or make cash payments to Wilpena Resources for any shortfall in the amounts $25,000 by April 27, 2009 and an additional $50,000 before October 27, 2010.

Item 3.02 Unregistered Sales of Equity Securities.

On October 27, 2009 we issued 45,000 common shares to Wilpena Resources Ltd. Pty. to earn a 100% interest in the Wilpena Property under the Option Agreement described above.

Item 9.01 Exhibits and Financial Statements

10.1 Property Option Agreement between our company and Wilpena Resources Ltd. Pty. dated October 27, 2009.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: October 29, 2009

AYERS EXLORATION INC.

/s/ Greg Curson

Greg Curson, President & Director